As filed with the Securities and Exchange Commission on May 22, 2025

Registration No. 333-287229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IR-MED, INC.

(Exact name of registrant as specified in its charter)

Nevada	3845	84-4516398
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

ZHR Industrial Zone

Rosh Pina, Israel, 1231400

+972-4-655-5054

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501

(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to

Oded Har-Even, Esq.

Sullivan and Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Tel: (212) 660-3000

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

IR-Med, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-287229) solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description of Exhibit
2.1	Stock Exchange Agreement dated as of December 24, 2021, by and among IR-Med, Inc., IR. Med Ltd. and the former stockholders of IR. Med Ltd. (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
3.1	Amended and Restated Articles of Incorporation of IR-Med, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
3.2	Certificate of Amendment filed with the Secretary of State for the State of Nevada on June 6, 2024 (incorporated by reference to Exhibit 3.1 to report on Form 8-K filed with the SEC on June 10, 2024)
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10-Q filed with the SEC on August 14, 2023)
3.4	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on October 28, 2021)
4.1	Specimen of Stock Certificate (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
4.2	Form of June 2023 Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10-Q filed with the SEC on August 14, 2023)
4.3	Form of June 2024 Warrant (incorporated by reference to Exhibit 4.1 to report on Form 8-K filed with the SEC on June 10, 2024)
5.1*	Legal Opinion of Sullivan & Worcester LLP
10.1	Convertible Bridge Loan Agreement dated March 6, 2018, among IR. Med Ltd. and the Lenders scheduled therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.2	Amendment to the Convertible Bridge Loan Agreement referred in Exhibit 10.3 dated as of March 31, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.3	Second Amendment to the Convertible Bridge Loan Agreement referred in Exhibit 10.3 dated as of July 20, 2020 (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.4@	Loan Agreement between Yaniv Cohen and IR. Med Ltd. dated January 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.5@	Loan Agreement between Aharon Klein and IR. Med Ltd. dated January 2015 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.6	Clarification to the agreements referred to Exhibits 10.4 and 10.5 (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.7@	Form of Letter Engagement with Non-Employee Directors (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.8@	Form of Letter Agreement with Employee Director (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.9@	Amended and Restated Consulting Agreement dated as of July 7, 2024, between IR. Med Ltd. and Aharon Klein (incorporated by reference to Exhibit 10.1 to the report on Form 8-K filed with the SEC on July 11, 2024)
10.10@	Employment Agreement dated as of January 2021 between IR. Med Ltd. and Sharon Levkoviz (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.11@	Employment Agreement dated as of December 24, 2020, between IR. Med Ltd. Limor Davidson Mund (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.12@	Amended and Restated Consulting Agreement dated as of July 7, 2024, between IR. Med Ltd. and Yaniv Cohen (incorporated by reference to Exhibit 10.1 to the report on Form 8-K filed with the SEC on July 11, 2024)
10.13@	Employment Agreement dated as March 2, 2021, between IR. Med Ltd. and Aharon Binur (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.14	Form of Securities Purchase Agreement, dated December 24, 2021, by and among IR-Med, Inc. and the Purchasers (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.15	Form of Common Stock Purchase Warrants (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)

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10.16	Form of Purchase Agreement, dated June 4, 2024, among the Company and the Investors (incorporated by reference to Exhibit 10.1 to report on Form 8-K filed with the SEC on June 10, 2024)
10.17@	2020 Incentive Stock Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.18@	Form of Stock Option Award Agreement under the 2020 Incentive Stock Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 7, 2021)
10.19@	Lease Agreement dated between IR. Med Ltd. and Algaennovation Ltd. dated as of February 1, 2020 [English Language Translation] (incorporated by reference to Exhibit 10.20 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on August 26, 2021)
10.20	Amendment to Lease Agreement [English Language Translation] (incorporated by reference to Exhibit 10.20 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on August 26, 2021)
10.21@	Employment agreement between IR.Med Ltd. and Ran Ziskind dated as of August 22, 2024 (incorporated by reference as Exhibit 10.1 to the report on Form 8-K filed on August 28, 2024)
10.22	Distribution and License Agreement dated as of October 7, 2022, between IR.Med Ltd. and PI Prevention Care LLC (incorporated by reference as Exhibit 10.1 to the quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed on November 14, 2022)
10.23	Termination and Settlement Agreement, dated as of May 22, 2023, by and among IR-Med, Inc., IR. Med Ltd. and Moshe Gerber (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on May 24, 2023)
10.24	Form of 2023 Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10-Q filed with the SEC on August 14, 2023)
10.25	Form on Warrant Extension dated December 20, 2023, signed between the Company and certain warrant holders.
10.26	Amendment and Extension to 2015 Loan Agreement between the Company and Aharon Klein, dated March 1, 2024 (incorporated by reference to Exhibit 10.26 of our annual report on Form 10-K filed on April 4, 2025).
10.27	Amendment and Extension to 2015 Loan Agreement between the Company and Yaniv Cohan, dated March 1, 2024 (incorporated by reference to Exhibit 10.27 of our annual report on Form 10-K filed on April 4, 2025).
10.28	Amendment and Extension to 2017 Loan Agreement between the Company and Yaniv Cohan, dated March 1, 2024 (incorporated by reference to Exhibit 10.28 of our annual report on Form 10-K filed on April 4, 2025).
10.29	Amendment and Extension to Convertible Bridge Loan between the Company and certain investors, dated March 1, 2024 (incorporated by reference to Exhibit 10.29 of our annual report on Form 10-K filed on April 4, 2025).
10.30	Equity Purchase Agreement, dated March 11 2025 by and between IR-Med, Inc. and Williamsburg Venture Holdings, LLC (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on March 14, 2025).
10.31	Registration Rights Agreement, dated March 11, 2025, by and between IR-Med, Inc. and Williamsburg Venture Holdings, LLC (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on March 14, 2025).
10.32	Form of Note Purchase Agreement, dated March 26, 2025, between the Company and certain shareholders (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on April 1, 2025).
10.33	Form of Convertible Loan Agreement, dated March 26, 2025, between the Company and certain shareholders (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on April 1, 2025).
23.1**	Consent of KPMG
23.2*	Consent of Sullivan and Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107**	Filing Fee Table
101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

@ Management Contract or Compensatory Plan Arrangement.

* filed herewith.

** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of May 2025.

IR-MED, INC.

/s/ Ran Ziskand
Ran Ziskand
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 22, 2025
Oded Bashan

/s/ Ran Ziskind	Chief Executive Officer	May 22, 2025
Ran Ziskind	(Principal Executive Officer)

*	Director	May 22, 2025
Aharon Klein

/s/ Sharon Levkoviz	Chief Financial Officer	May 22, 2025
Sharon Levkoviz	(Principal Financial and Accounting Officer)

*	Director	May 22, 2025
Ohad Bashan

*	Director	May 22, 2025
Ron Mayron

*	Director	May 22, 2025
Yaniv Cohen

*	Director	May 22, 2025
Yechiel Even

* By:	/s/ Sharon Levkoviz	May 22, 2025
Sharon Levkoviz
Attorney-in-Fact

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